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                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of El Paso Corporation:

     In our opinion, based upon our audits and the report of other auditors, the accompanying supplemental combined balance sheets and the related supplemental combined statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of El Paso Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the supplemental combined financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related supplemental combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of El Paso CGP Corporation, (formerly The Coastal Corporation), which statements reflect total assets of $18,569 million and $15,123 million as of December 31, 2000 and 1999, respectively, and total revenues of $27,230 million, $16,300 million and $13,910 million for each of the three years in the period ended December 31, 2000. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for El Paso CGP Corporation, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     As described in Notes 1 and 2, on January 29, 2001, El Paso Corporation merged with El Paso CGP Corporation in a transaction accounted for as a pooling of interests. The supplemental combined financial statements give retroactive effect of the merger of El Paso Corporation with El Paso CGP Corporation. Accounting principles generally accepted in the United States of America proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of El Paso Corporation and its subsidiaries after financial statements covering the date of consummation of the business combination are issued.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 22, 2001